Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

INTERPACE DIAGNOSTICS GROUP, INC.

Interpace Diagnostics Group, Inc. (the “Corporation’’), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), does hereby certify:

FIRST: That the board of directors of the Corporation duly adopted resolutions declaring advisable the amendment of the Certificate of Incorporation of the Corporation. The resolutions setting forth the proposed amendment are as follows:

RESOLVED, that Article FIRST of the Corporation’s Certificate of Incorporation be an1ended to read in its entirety as follows:

FIRST: The name of the Corporation is Interpace Biosciences, Inc. (hereinafter called the “Corporation”).

SECOND: That the foregoing amendment was duly adopted in accordance with the provisions of § 242 of the DGCL.

IN WITNESS WHEREOF, Interpace Diagnostics Group, Inc. has caused this certificate to be signed by a duly authorized officer, this 12th day of November, 2019.

/s/ Jack E. Stover
Name:	Jack E. Stover
Title:	President & Chief Executive Officer